Exhibit 99.1

Molecular Farming Company Moolec Science

Starts Trading on Nasdaq After Successful

Closing of Business Combination

●	Moolec Science Ltd. and LightJump Acquisition Corporation closed their business combination agreement on December 30, 2022, resulting in Moolec UK and LightJump becoming wholly-owned subsidiaries of Moolec Science SA.

●	Moolec Science will start trading on Nasdaq Capital Markets today under the tickers “MLEC” and “MLECW” for its common shares and warrants, respectively

●	Moolec Science is a category creator in the alternative protein ecosystem using Molecular Farming, a disruptive technology producing animal proteins within plants.

Luxembourg. January 3, 2023 - Moolec Science Ltd., a science-based food ingredient company focused on producing animal proteins in plants through Molecular Farming (“Moolec UK”), and LightJump Acquisition Corporation, a publicly traded special purpose acquisition company (“LightJump”), have completed their previously announced business combination which was approved at the special meeting of LightJump stockholders on December 27, 2022. Pursuant to the transactions contemplated by the business combination agreement, Moolec UK and LightJump became wholly-owned subsidiaries of Moolec Science SA, a Luxembourg company incorporated for the purposes of the business combination (“Moolec Science”).

Beginning today, on January 3, 2023, Moolec Science’s ordinary shares and warrants will begin trading on the Nasdaq Capital Market under the ticker symbols “MLEC” and “MLECW”, respectively.

“We are very proud of our team for listing Moolec in one of the most prestigious tech exchanges without neglecting our science and operations. Moolec will become the first Molecular Farming Food-Tech company trading in public markets, which further highlights our category creator status. This is a step closer towards building a more resilient and sustainable food system, using science in food to set up a better future.” said Gastón Paladini, Chief Executive Officer, Director, and Co-Founder of Moolec Science.

The Company will ring the closing bell at Nasdaq in New York City on January 17, 2023, to celebrate the commencement of trading.

About Moolec Science SA

Moolec Science is a science-based ingredient company focused on producing animal proteins in plants through Molecular Farming, a disruptive technology in the alternative protein landscape. Its purpose is to upgrade the taste, nutrition, and affordability of alternative protein products while building a more sustainable and equitable food system. The company’s technological approach aims to have the cost structure of plant-based solutions with the organoleptic properties and functionality of animal-based ones. Moolec Science’s technology has been under development for more than a decade and is known for pioneering the production of a bovine protein in a crop for the food industry. The company’s product portfolio and pipeline leverages the agronomic efficiency of broadly used target crops, like soybeans and peas and Moolec Science has a growing international patent portfolio (22, both granted and pending) for its Molecular Farming technology. The company is run by a diverse team of Ph.Ds and Food Insiders, and operates in the United States, Europe, and South America. For more information, visit www.moolecscience.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. For example, statements concerning the following include forward-looking statements: the growth of Moolec Science’s business and its ability to realize expected results; the business model of Moolec Science relating to any partnerships, commercial contracts, regulatory approvals or patent filings; the viability of its growth and commercial strategy; financial projections; the success, cost and timing of its product development abilities; the advantages and potential of Moolec Science’s technology and products, including in comparison to competing technologies and products; trends and developments in the industry; Moolec Science’s addressable market; and the potential effects of the business combination among Moolec UK, Moolec Science and LightJump. Such forward-looking statements with respect to performance, prospects, revenues, and other aspects of the business of Moolec Science are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors, about which we cannot be certain. These factors include, but are not limited to: (1) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably; (2) the inability to successfully retain or recruit officers, key employees, or directors following the business combination; (3) Moolec Science’s financial performance following the business combination; (4) costs related to the business combination; (5) changes in applicable laws or regulations; (6) the possibility that Moolec Science may be adversely affected by other economic, business, and/or competitive factors; (7) the risk that Moolec Science is unable to successfully develop and commercialize Moolec Science’s products or services or experience significant delays; (8) the risk of product liability or regulatory lawsuits relating to Moolec Science’s products and services; (9) the risk that Moolec Science is unable to secure or protect its intellectual property; and (10) the ability for Moolec Science’s securities to maintain listing on Nasdaq. The foregoing list of factors is not complete or exhaustive. You should carefully consider the foregoing factors as well as other risks and uncertainties described in the “Risk Factors’’ section of LightJump’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the final prospectus of LightJump related to its initial public offering filed with the SEC. You should also carefully consider the other risks and uncertainties indicated from time to time in documents filed or to be filed with the SEC by LightJump and the Form F-4 and proxy statement filed with the SEC by Moolec Science and LightJump. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, you should not put undue reliance on these statements.

Moolec Science Media Contacts

●	Catalina Jones - comms@moolecscience.com

●	Edmond Lococo - MoolecPR@icrinc.com

Moolec Science Investor Contact

●	Martín Taraciuk - ir@moolecscience.com

●	Michael Bowen, ICR, LLC - MoolecIR@icrinc.com